Ehibit 99.2
NEWS

Contact:
Media:
------
Todd Nissen
313.594.4410
tnissen@ford.com

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--------------------
Mike Holland
313.323.8221
mholland1@ford.com
------------------

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----------------------
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IMMEDIATE RELEASE
FORD REPORTS FIRST QUARTER EARNINGS OF $1.1 BILLION

o  Earnings per share 60 cents (excluding accounting change).
o North America margins improve from fourth quarter; Europe profitable; South America recovery continues.
o  Ford Credit earnings up 15 percent.
o  Positive operating cash flow and strong balance sheet.

DEARBORN, Mich., April 19 - Ford Motor Company [NYSE: F] earned $1.06 billion in the first quarter of 2001. Excluding adjustments for the new Statement of Financial Accounting Standard 133 (SFAS 133), Ford earned $1.13 billion or 60 cents per diluted share of common and Class B stock. That compares to $1.93 billion or 90 cents a share from continuing operations in the first quarter of 2000, adjusted for the Value Enhancement Plan.

"Our first quarter performance shows the underlying strengths of Ford Motor Company in an uncertain economic environment," said Jacques Nasser, president and CEO. "We have a great team, strong brands, strong products and a strong balance sheet. This combination provided us with the platform to produce good results in an unsettled economic environment. This gives us a solid foundation for 2001," Nasser said.

Ford's first quarter results were bolstered by strong performance from Ford Credit, which improved its earnings by 15 percent to $406 million (excluding SFAS 133).

Ford's worldwide vehicle unit sales in the first quarter were 1,805,000, down 6 percent from 1,914,000, while revenues declined 1 percent to $42.36 billion from $42.89 billion a year ago.

AUTOMOTIVE OPERATIONS
First quarter automotive earnings (excluding SFAS 133) were $748 million, down from $1.55 billion a year ago, primarily because of lower unit volumes in North America from last year's record levels. Worldwide automotive revenues were $34.65 billion, compared with $36.18 billion a year ago. Total costs, assuming constant volume and mix, were unchanged in the 2001 first quarter from a year ago.

Automotive gross cash at March 31 remained strong, totaling $19.1 billion, including $3.3 billion of pre-funding employee benefit expenses through a Voluntary Employee Beneficiary Association (VEBA) trust.

North America: First quarter earnings in North America were $754 million (excluding SFAS 133), compared to $1.67 billion a year ago. This reflects lower industry sales and market share, and higher marketing costs. First quarter 2001 market share and profitability also were negatively affected by low availability of the new Ford Explorer and Mercury Mountaineer as production of new models ramped up. Return on sales (ROS) was 3.2 percent for the 2001 first quarter, compared with 2.9 percent in the 2000 fourth quarter, and 6.2 percent in the year-ago first quarter. Revenue was $23.66 billion, compared to $27.21 billion.

Europe: Ford earned $88 million in the first quarter in Europe, $91 million better than the first quarter a year ago. The success of the Ford Mondeo and Ford Transit drove volumes higher, which contributed to the improvement. Lower costs as a result of last year's restructuring actions also contributed to results. ROS improved to 1 percent. First quarter revenue was $8.68 billion, a 22 percent increase over $7.13 billion a year ago, primarily reflecting the addition of Land Rover.

South America: Ford's South American operations generated their sixth quarter in a row of improved performance. In the region, Ford had a loss of $53 million, down from a loss of $82 million in the first quarter of last year.

Rest-of-world: In the rest of the world, Ford's results for the first quarter were a loss of $41 million compared to a loss of $30 million a year ago.

FORD CREDIT
Ford Credit earned $406 million (excluding SFAS 133) in the first quarter, up from $353 million a year ago. Including SFAS 133 adjustments, Ford Credit had first quarter earnings of $393 million. Results were up primarily because of higher financing volume. Improvements in investment and other income offset higher credit losses primarily associated with the restructuring of North American operations and lower net financing margins.

HERTZ
The Hertz Corporation posted a first quarter loss of $4 million compared to a profit of $56 million in the 2000 first quarter. The loss reflects lower pricing and volume as a result of the slowing U.S. economy and higher costs.

OUTLOOK
In addition to the new Ford Explorer and Mercury Mountaineer, Ford Motor Company's new products to be introduced this year include the Ford Thunderbird, Lincoln Blackwood and Jaguar X-Type. Land Rover's Freelander also will be introduced to the U.S. this year.

"We have a tremendous lineup of new products that will continue to enhance our strong brands and set us apart from the competition," Nasser said. "The launch of the Ford Explorer and Mercury Mountaineer is off to a good start, and should provide great momentum to our North American business. The aggressive restructuring actions we took overseas are beginning to show improved results. We also continue to focus on improving our business structure, e-business and customer satisfaction.

"The net result of our first quarter performance was positive operating cash flow in this challenging period and a continuing strong balance sheet. Overall, we are confident going forward," Nasser said.

SFAS 133
SFAS 133 is a new accounting standard for derivative instruments and hedging activities that took effect Jan. 1, 2001. Adoption of the standard resulted in a negative, non-cash adjustment to first quarter earnings of $72 million, equal to about 4 cents a share. Including the adjustment, Ford earned $1.06 billion or 56 cents a share in the first quarter.

Investors can hear a review of first quarter results by Henry Wallace, Ford Motor Company chief financial officer, on the Internet at www.shareholder.ford.com, www.streetevents.com or www.streetfusion.com. The presentation will start at 9 a.m. EDT, April 19.

Ford Motor Company is the world's second largest automaker, selling vehicles in 200 markets and with approximately 345,000 employees on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz.

                                       ###

Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; market acceptance of new products; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.;
lower-than-anticipated residual values for leased vehicles; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.

                       Ford Motor Company and Subsidiaries

                                   HIGHLIGHTS
                                   ----------
                                                                                      First Quarter
                                                                              -------------------------------
                                                                                  2001             2000
                                                                              --------------   --------------
Worldwide vehicle unit sales of cars and trucks
(in thousands)
- North America                                                                  1,104            1,312
- Outside North America                                                            701              602
                                                                                 -----            -----
    Total                                                                        1,805            1,914
                                                                                 =====            =====

Sales and revenues (in millions)
- Automotive                                                                   $34,650          $36,175
- Financial Services                                                             7,711            6,719
                                                                               -------          -------
    Total                                                                      $42,361          $42,894
                                                                               =======          =======

Net income (in millions)
- Automotive                                                                   $   689          $ 1,552
- Financial Services                                                               370              380
                                                                               -------          -------
    Income from continuing operations                                            1,059            1,932
- Discontinued operation                                                             -              147
                                                                               -------          -------
    Total                                                                      $ 1,059          $ 2,079
                                                                               =======          =======

Capital expenditures (in millions)
- Automotive                                                                   $ 1,357          $ 1,500
- Financial Services                                                               131              306
                                                                               -------          -------
    Total                                                                      $ 1,488          $ 1,806
                                                                               =======          =======

Automotive capital expenditures as a
 percentage of sales                                                               3.9%             4.1%

Stockholders' equity at March 31
- Total (in millions)                                                          $16,069          $28,419
- Annualized after-tax return on Common and
   Class B stockholders' equity                                                   25.7%            27.7%

Automotive net cash at March 31
 (in millions)
- Cash and marketable securities                                               $15,767          $22,848
- Debt                                                                          12,036           10,753
                                                                               -------          -------
   Automotive net cash                                                         $ 3,731          $12,095
                                                                               =======          =======

After-tax return on sales
- North American Automotive                                                        3.0%             6.2%
- Total Automotive                                                                 2.0%             4.3%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                                     1,840            1,206
- Number outstanding at March 31                                                 1,830            1,205

Common Stock price (per share)
- High                                                                         $ 31.37          $ 30.33
- Low                                                                            23.75            22.12

AMOUNTS PER SHARE OF COMMON AND CLASS B
 STOCK AFTER PREFERRED STOCK DIVIDENDS

Income assuming dilution
- Automotive                                                                   $  0.36          $  1.27
- Financial Services                                                              0.20             0.31
                                                                               -------          -------
    Total continuing operations                                                   0.56             1.58
- Discontinued operation                                                             -             0.12
                                                                               -------          -------
    Total                                                                      $  0.56          $  1.70
                                                                               =======          =======

Cash dividends                                                                 $  0.30          $  0.50


                       Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                               ------------------

                  For the Periods Ended March 31, 2001 and 2000
                                 (in thousands)



                                                                            First Quarter
                                                                     -----------------------------
                                                                         2001            2000
                                                                     -------------   -------------
North America
United States
 Cars                                                                    363             481
 Trucks                                                                  653             724
                                                                       -----           -----
  Total United States                                                  1,016           1,205

Canada                                                                    52              79
Mexico                                                                    36              28
                                                                       -----           -----

  Total North America                                                  1,104           1,312

Europe
Britain                                                                  180             115
Germany                                                                  106              91
Italy                                                                     64              49
France                                                                    42              42
Spain                                                                     40              40
Sweden                                                                    28              28
Other countries                                                          116             112
                                                                       -----           -----

  Total Europe                                                           576             477

South America
Brazil                                                                    35              28
Argentina                                                                  8              15
Other countries                                                            7               6
                                                                       -----           -----

  Total South America                                                     50              49

Other international
Australia                                                                 26              24
Taiwan                                                                    17              22
Other countries                                                           32              30
                                                                       -----           -----

  Total other international                                               75              76
                                                                       -----           -----

Total worldwide vehicle unit sales                                     1,805           1,914
                                                                       =====           =====

Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford Motor Company units, as well as units manufactured by Ford and sold to other manufacturers.



                       Ford Motor Company and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------

                  For the Periods Ended March 31, 2001 and 2000
                                  (in millions)

                                                                                         First Quarter
                                                                                  -----------------------------
                                                                                      2001            2000
                                                                                  --------------  -------------
AUTOMOTIVE
Sales                                                                              $34,650         $36,175

Costs and expenses (Note 2)
Cost of sales (Note 3)                                                              30,730          31,578
Selling, administrative and other expenses                                           2,506           2,265
                                                                                   -------         -------
  Total costs and expenses                                                          33,236          33,843

Operating income                                                                     1,414           2,332

Interest income                                                                        255             368
Interest expense                                                                       367             318
                                                                                   -------         -------
  Net interest income/(expense)                                                       (112)             50
Equity in net income/(loss) of affiliated companies                                   (178)            (32)
Net expense from transactions with
 Financial Services                                                                    (85)            (10)
                                                                                   -------         -------

Income before income taxes - Automotive                                              1,039           2,340

FINANCIAL SERVICES
Revenues                                                                             7,711           6,719

Costs and expenses
Interest expense                                                                     2,560           2,213
Depreciation                                                                         2,519           2,208
Operating and other expenses (Note 3)                                                1,437           1,211
Provision for credit and insurance losses                                              686             454
                                                                                   -------         -------
  Total costs and expenses                                                           7,202           6,086
Net revenue from transactions with Automotive                                           85              10
                                                                                   -------         -------

Income before income taxes - Financial Services                                        594             643
                                                                                   -------         -------

TOTAL COMPANY
Income before income taxes                                                           1,633           2,983
Provision for income taxes                                                             571           1,022
                                                                                   -------         -------
Income before minority interests                                                     1,062           1,961
Minority interests in net income of subsidiaries                                         3              29
                                                                                   -------         -------
Income from continuing operations                                                  $ 1,059         $ 1,932

Income from discontinued operation (Note 4)                                              -             147
                                                                                   -------         -------

Net income                                                                         $ 1,059         $ 2,079
                                                                                   =======         =======

Income attributable to Common and Class B Stock
 after preferred stock dividends                                                   $ 1,055         $ 2,075

Average number of shares of Common and Class B
 Stock outstanding                                                                   1,840           1,206

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK (Notes 5 and 6)
Basic income
  Income from continuing operations                                                $  0.58         $  1.61
  Net income                                                                       $  0.58         $  1.73

Diluted income
  Income from continuing operations                                                $  0.56         $  1.58
  Net income                                                                       $  0.56         $  1.70

Cash dividends                                                                     $  0.30         $  0.50

The accompanying notes are part of the financial statements.


                       Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                  (in millions)

                                                                                                 March 31,       December 31,
                                                                                                    2001             2000
                                                                                               ---------------  ----------------
ASSETS
Automotive
Cash and cash equivalents                                                                        $  3,953         $  3,374
Marketable securities                                                                              11,814           13,116
                                                                                                 --------         --------
   Total cash and marketable securities                                                            15,767           16,490

Receivables                                                                                         4,069            4,685
Inventories (Note 7)                                                                                7,664            7,514
Deferred income taxes                                                                               2,674            2,239
Other current assets                                                                                5,683            5,318
Current receivable from Financial Services                                                          2,538            1,587
                                                                                                 --------         --------
   Total current assets                                                                            38,395           37,833

Equity in net assets of affiliated companies                                                        3,003            2,949
Net property                                                                                       36,133           37,508
Deferred income taxes                                                                               3,235            3,342
Other assets                                                                                       13,045           13,711
                                                                                                 --------         --------
   Total Automotive assets                                                                         93,811           95,343

Financial Services
Cash and cash equivalents                                                                           1,429            1,477
Investments in securities                                                                             662              817
Finance receivables, net                                                                          126,279          125,164
Net investment in operating leases                                                                 47,575           46,593
Other assets                                                                                       12,194           12,390
Receivable from Automotive                                                                          2,637            2,637
                                                                                                 --------         --------
   Total Financial Services assets                                                                190,776          189,078
                                                                                                 --------         --------

   Total assets                                                                                  $284,587         $284,421
                                                                                                 ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                                   $ 15,794         $ 15,075
Other payables                                                                                      4,443            4,011
Accrued liabilities                                                                                22,773           23,515
Income taxes payable                                                                                  447              449
Debt payable within one year                                                                          799              277
                                                                                                 --------         --------
   Total current liabilities                                                                       44,256           43,327

Long-term debt                                                                                     11,237           11,769
Other liabilities                                                                                  30,895           30,495
Deferred income taxes                                                                                 296              353
Payable to Financial Services                                                                       2,637            2,637
                                                                                                 --------         --------
   Total Automotive liabilities                                                                    89,321           88,581

Financial Services
Payables                                                                                            5,194            5,297
Debt                                                                                              155,329          153,510
Deferred income taxes                                                                               8,626            8,677
Other liabilities and deferred income                                                               6,837            7,486
Payable to Automotive                                                                               2,538            1,587
                                                                                                 --------         --------
   Total Financial Services liabilities                                                           178,524          176,557

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company (Note 8)                          673              673

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
   of $177 million)                                                                                     *                *
 Common Stock (par value $0.01 per share (1,837 million shares issued)                                 18               18
 Class B Stock, par value $0.01 per share (71 million shares issued)                                    1                1
Capital in excess of par value of stock                                                             6,035            6,174
Accumulated other comprehensive income (Notes 3 and 9)                                             (5,768)          (3,432)
ESOP loan and treasury stock                                                                       (2,603)          (2,035)
Earnings retained for use in business                                                              18,386           17,884
                                                                                                 --------         --------
   Total stockholders' equity                                                                      16,069           18,610
                                                                                                 --------         --------
   Total liabilities and stockholders' equity                                                    $284,587         $284,421
                                                                                                 ========         ========

- - - - -
*Less than $1 million

The accompanying notes are part of the financial statements.


                       Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 ----------------------------------------------

                  For the Periods Ended March 31, 2001 and 2000
                                  (in millions)

                                                                               First Quarter 2001            First Quarter 2000
                                                                           ---------------------------   ---------------------------
                                                                                          Financial                     Financial
                                                                            Automotive     Services       Automotive    Services
                                                                           ------------- -------------   ------------ --------------
Cash and cash equivalents at January 1                                       $ 3,374      $  1,477         $ 2,793     $  1,588

Cash flows from operating activities before securities trading                 3,385         1,903           3,443        5,342
Net sales of trading securities                                                1,362            (6)             22           73
                                                                             -------      --------         -------     --------
   Net cash flows from operating activities                                    4,747         1,897           3,465        5,415

Cash flows from investing activities
 Capital expenditures                                                         (1,357)         (131)         (1,500)        (306)
 Acquisitions of receivables and lease investments                                 -       (23,772)              -      (24,585)
 Collections of receivables and lease investments                                  -        13,249               -       15,389
 Net acquisitions of daily rental vehicles                                         -        (1,118)              -       (1,035)
 Purchases of securities                                                      (6,713)         (204)         (1,133)        (142)
 Sales and maturities of securities                                            6,654           199           1,100          123
 Proceeds from sales of receivables and lease investments                          -         7,174               -        2,807
 Net investing activity with Financial Services                                 (674)            -              35            -
 Cash paid for acquisitions (Note 10)                                           (122)         (743)           (206)         (49)
 Other                                                                           342             9             (56)         240
                                                                             -------      --------         -------     --------
   Net cash used in investing activities                                      (1,870)       (5,337)         (1,760)      (7,558)

Cash flows from financing activities
 Cash dividends                                                                 (557)            -            (607)           -
 Net purchases of Common Stock                                                  (801)            -             (78)           -
 Changes in short-term debt                                                      (28)      (4,861)            (736)     (3,891)
 Proceeds from issuance of other debt                                             79       14,386              156      11,610
 Principal payments on other debt                                                (61)      (7,691)            (389)     (3,672)
 Net financing activity with Automotive                                            -          674                -         (35)
 Net cash distribution to Ford from discontinued operation                         -            -               17           -
 Other                                                                            84           44               21        (549)
                                                                             -------      --------         -------     --------
   Net cash (used in)/provided by financing activities                        (1,284)       2,552           (1,616)      3,463

Effect of exchange rate changes on cash                                          (63)        (111)              48         (80)
Net transactions with Automotive/Financial Services                             (951)         951              945        (945)
                                                                             -------      --------         -------     --------

   Net increase/(decrease) in cash and cash equivalents                          579          (48)           1,082         295
                                                                             -------      --------         -------     --------

Cash and cash equivalents at March 31                                        $ 3,953      $ 1,429          $ 3,875     $ 1,883
                                                                             =======      =======          =======     =======


The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K (the "10-K Report") for the year ended December 31, 2000. For purposes of this report, "Ford", the "Company", "we", "our", "us" or similar references means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods were reclassified to conform with present period presentation.

2. Selected Automotive Costs and Expenses are summarized as follows (in millions):

                                                          First Quarter
                                                   ----------------------------
                                                      2001            2000
                                                   ------------    ------------
               Depreciation                           $675            $694
               Amortization of special tools           726             574
               Pension expense/(benefits)              (85)             64

3. SFAS 133 ("Accounting for Derivative Instruments and Hedging") - The Company adopted this new standard on January 1, 2001. Non-cash adjustments to income (not material to total Company results) and to stockholders' equity in the first quarter were (in millions):

                                                         Financial           Total
                                     Automotive          Services           Company
                                     --------------     ------------     ---------------
               Pre-tax income          $(90)*             $(20)**          $  (110)
               Net income               (59)               (13)                (72)
               Stockholders' equity                                         (1,225)***

*   Recorded in Automotive cost of sales
**  Recorded in Financial Services operating and other expenses
*** Recorded in accumulated other comprehensive income


4. Discontinued Operation - On June 28, 2000, Ford distributed 130 million shares of Visteon Corporation ("Visteon"), which represented its 100%
     ownership interest, by means of a tax-free spin-off in the form of a dividend on Ford Common and Class B Stock. Ford's financial statements reflect Visteon as a "discontinued operation" for all periods prior to the date of the spin-off. Through the date of the spin-off, Visteon's net assets were aggregated in Ford's balance sheet as "net assets of discontinued operation".

5. Value Enhancement Plan - On August 7, 2000, the Company announced the final results of its recapitalization, known as the Value Enhancement Plan ("VEP"). Under the VEP, Ford shareholders exchanged each of their old Ford Common or Class B shares for one new Ford Common or Class B share, as the case may be, plus, at their election, either $20 in cash, 0.748 additional new Ford Common shares, or a combination of $5.17 in cash and 0.555 additional new Ford Common shares. As a result of the elections made by shareholders under the VEP, the total cash elected was $5.7 billion and the total number of new Ford Common and Class B shares that became issued and outstanding was 1.893 billion. As a result of the VEP, approximately $1.2 billion was transferred from capital stock to capital in excess of par value of stock.

     In accordance with generally accepted accounting principles, prior period shares and earnings per share amounts were not adjusted.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


6. Income Per Share of Common and Class B Stock - Basic income per share of Common and Class B Stock is calculated by dividing the income attributable to Common and Class B Stock by the average number of shares of Common and Class B Stock outstanding during the applicable period, adjusted for shares issuable under employee savings and compensation plans.

     The calculation of diluted income per share of Common and Class B Stock takes into account the effect of dilutive potential common stock, such as stock options.

     Income per share of Common and Class B Stock from continuing operations was as follows (in millions, except per share amounts):

                                                                           First Quarter 2001          First Quarter 2000
                                                                      ----------------------------- --------------------------
                                                                         Income          Shares        Income       Shares
                                                                      --------------  ------------- ------------ -------------

     Income from continuing operations and shares                        $1,059         1,840         $1,932        1,206
     Preferred stock dividend requirements                                   (4)            -             (4)           -
     Issuable and uncommitted ESOP shares                                     -           (12)             -           (7)
                                                                         ------         -----         ------        -----
       Basic continuing income and shares                                $1,055         1,828         $1,928        1,199

     Basic income per share from continuing operations                   $ 0.58                       $ 1.61
     Basic income per share from discontinued operation                       -                         0.12
                                                                         ------                       ------
       Basic income per share                                            $ 0.58                       $ 1.73

     Basic continuing income and shares                                  $1,055         1,828         $1,928        1,199
     Net dilutive effect of options                                           -            40              -           23
                                                                         ------         -----         ------        -----
       Diluted continuing income and shares                              $1,055         1,868         $1,928        1,222

     Diluted income per share from continuing operations                 $ 0.56                       $ 1.58
     Diluted income per share from discontinued operation                     -                         0.12
                                                                         ------                       ------
       Diluted income per share                                          $ 0.56                       $ 1.70


7.   Automotive Inventories are summarized as follows (in millions):

                                                                  March 31,         December 31,
                                                                    2001                2000
                                                               ----------------   -----------------
     Raw materials, work in process and supplies                   $2,837             $2,798
     Finished products                                              4,827              4,716
                                                                   ------             ------
        Total inventories                                          $7,664             $7,514
                                                                   ======             ======


8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.

9. Comprehensive Income - Other comprehensive income primarily reflects foreign currency translation adjustments and adjustments related to SFAS 133 (Note 3). Total comprehensive income is summarized as follows (in millions):

                                                                 First Quarter
                                                        -----------------------------------
                                                              2001              2000
                                                        -----------------  ----------------
          Net income                                        $ 1,059             $2,079
          Other comprehensive income                         (2,336)              (596)
                                                            -------             ------
            Total comprehensive income                      $(1,277)            $1,483
                                                            =======             ======

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

10.  Acquisitions

     Hertz Purchase - In March 2001, through a tender offer and a merger transaction, Ford acquired (for a total price of $735 million) the common stock of Hertz that it did not own, which represented about 18% of the economic interest in Hertz.

     Purchase of Land Rover Business - On June 30, 2000, Ford purchased the Land Rover business from the BMW Group for approximately $2.6 billion. Approximately two-thirds of the purchase price was paid at time of closing; the remainder will be paid in 2005. The acquisition involves the entire Land Rover line of products, and related assembly and engineering facilities. It does not include Rover's passenger car business or financial services business.

11.  Segment  Information - Ford's business is divided into two business sectors
     - Automotive and Financial Services (including Ford Credit and Hertz); detail is summarized as follows (in millions):

                                                   Financial Services Sector
                                            -----------------------------------------
 First Quarter                    Auto          Ford                       Other        Elims/
                                 Sector        Credit        Hertz       Fin Svcs       Other        Total
                              ------------- ------------- ----------- ------------- ------------ --------------
2001
Revenues
  External customer            $ 34,650      $  6,348       $ 1,176       $  179      $     8      $ 42,361
  Intersegment                    1,228           122             8           27       (1,385)            -
                               --------      --------       -------       ------      -------      --------
    Total Revenues             $ 35,878      $  6,470       $ 1,184       $  206      $(1,377)     $ 42,361
                               ========      ========       =======       ======      =======      ========
Net income                     $    689      $    393       $    (4)      $  (15)     $    (4)     $  1,059
Total assets                   $ 97,414      $175,156       $11,339       $7,476      $(6,798)     $284,587

2000
Revenues
  External customer            $ 36,175      $  5,491       $ 1,131       $   98      $    (1)     $ 42,894
  Intersegment                    1,158            39             8           42       (1,247)            -
                               --------      --------       -------       ------      -------      --------
    Total Revenues             $ 37,333      $  5,530       $ 1,139       $  140      $(1,248)     $ 42,894
                               ========      ========       =======       ======      =======      ========
Income from continuing
  Operations                   $  1,552      $    353       $    56       $  (11)     $   (18)     $  1,932
Total assets  a/               $102,146      $161,735       $10,360       $8,108      $(7,325)     $275,024

     - - - - -
     a/ Net assets from discontinued operations of $1,644 million as of March 31, 2000 is included in Auto Sector total assets.

     "Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation and Granite Management Corporation.

     "Eliminations/Other" data includes intersegment eliminations and minority interests. Interest income for the operating segments in the Financial Services Sector is reported as "Revenue".


     --------------------------------
            Excludes SFAS 133
            Effect & Visteon
     --------------------------------

                                      Ford Motor Company
                        AUTOMOTIVE GEOGRAPHIC AND COST OF SALES DETAIL
                        ----------------------------------------------
                                    2001 Compared With 2000


     --------------------------------
      GEOGRAPHIC DATA                                    1st Quarter
     --------------------------------     -------------------------------------------
                                                                         01 B/(W)
                                              2001           2000         Than 00
                                          -------------  ------------- --------------
     PBT (Mils.)
     -----------

     U.S.                                         $825         $2,346       ($1,521)
     Canada/Mexico                                 278            181             97
                                          -------------  ------------- --------------
       North America                            $1,103         $2,527       ($1,424)

     Europe                                        138           (19)            157
     South America                                (81)          (126)             45
     Rest of World                                (31)           (42)             11
                                          -------------  ------------- --------------
         Worldwide                              $1,129         $2,340       ($1,211)
                                          =============  ============= ==============

     Net Income (Mils.)
     ------------------

     U.S.                                         $580         $1,551         ($971)
     Canada/Mexico                                 174            116             58
                                          -------------  ------------- --------------
       North America                              $754         $1,667         ($913)

     Europe                                         88            (3)             91
     South America                                (53)           (82)             29
     Rest of World                                (41)           (30)           (11)
                                          -------------  ------------- --------------
         Worldwide                                $748         $1,552         ($804)
                                          =============  ============= ==============

     Sales (Mils.)
     -------------

     U.S.                                      $22,099        $25,322       ($3,223)
     Canada/Mexico                               1,558          1,889          (331)
                                          -------------  ------------- --------------
       North America                           $23,657        $27,211       ($3,554)

     Europe                                      8,684          7,129          1,555
     South America                                 610            589             21
     Rest of World                               1,699          1,246            453
                                          -------------  ------------- --------------
         Worldwide                             $34,650        $36,175       ($1,525)
                                          =============  ============= ==============

     --------------------------------
      COST OF SALES                                      1st Quarter
     --------------------------------     -------------------------------------------
                                                                         01 B/(W)
                                              2001           2000         Than 00
                                          -------------  ------------- --------------
                                             (Mils)         (Mils)        (Mils)

     Total Costs and Expenses                  $33,146        $33,843           $697
        Less:  Depreciation                        675            694             19
                   Amortization                    726            574          (152)
                   Selling and Admin.            2,461          2,220          (241)
                   Pension Benefit Exp.           (85)             64            149
                                          -------------  ------------- --------------

        Net Cost of Sales                      $29,369        $30,291           $922
                                          =============  ============= ==============

        Memo: Gross Margin                       15.2%          16.3%           -1.1 pts






                               Ford Motor Company

                          FIRST QUARTER 2001 DATA SHEET
                          -----------------------------


                                                                                                       2000
                                                            4th Qtr.         1st Qtr        ---------------------------
                                                             2000             2001            1st Qtr       Full Year
                                                          ------------     ------------     ------------   ------------
Market Share Data (%)
  U.S.
    Car                                                     17.5%            17.7%            19.8%          19.1%
    Truck                                                   27.2%            27.4%            28.1%          28.2%
       Total                                                22.5%            22.6%            24.0%          23.7%

Europe
    Car                                                     10.2%            11.4%            10.2%          10.3%
    Truck                                                    7.1%             9.1%             7.3%           8.0%
        Total                                                9.7%             11.1%            9.8%           10.0%

U.S. Total Marketing Costs
 -- Variable and Fixed
 (% of Gross Revenue)                                       10.7%            12.2%            11.0%          11.1%

U.S. Sales Mix
  Fleet Sales (% of Total)                                    29%              30%              25%            26%
  Red Carpet Lease (% of Total)                               14%              18%              20%            18%
  Red Carpet Lease (% of Retail)                              19%              26%              26%            25%

U.S. Inventory (Days' Supply)
  Car                                                         81               58               52             81
  Truck                                                       92               75               60             92
    Average                                                   88               69               57             88

Avg. Portfolio Borrowing Rate
  Ford Credit (%)                                            6.6%             6.7%             6.2%           6.4%

Worldwide Taxes
  Effective Tax Rate                                        31.5%            32.5%            33.7%          32.5%

Common and Class B
 Shares Outstanding (Mils)
 Average - Actual                                           1,873            1,840            1,206          1,483
 Average - Assuming Full Dilution                           1,895            1,868            1,222          1,504
 Period Ended - Actual                                      1,854            1,830            1,205          1,854






        EPS RECONCILIATION FOR VALUE ENHANCEMENT PLAN & VISTEON SPIN-OFF
        ----------------------------------------------------------------

                                            1st Qtr           2nd Qtr          3rd Qtr         4th Qtr           Full Year
                                            -------           -------          -------         -------           ---------

2000
----

Reported Net Income (Mils.)                 $ 2,079           $  (577)         $   888         $ 1,077           $ 3,467

- Excluding Visteon (Mils.)                   1,932             1,513              888           1,077             5,410

Operating Income (Mils.)                      1,932             2,532              994           1,210             6,668
(Excl. One-Time Factors & Visteon)

Avg. Number of Diluted Shares of
  Common & Class B Stock (Mils.)
- Reported                                    1,222             1,222            1,678           1,895             1,504
- Adjusted for VEP                            2,136             2,136            1,998 *         1,895             2,041**

Diluted EPS
-----------
Reported                                    $  1.70           $ (0.47)         $  0.53         $  0.57           $  2.30

Visteon                                        0.12             (1.71)               -               -             (1.29)
                                            -------           -------          -------         -------           -------
   Excluding Visteon                        $  1.58           $  1.24          $  0.53         $  0.57           $  3.59

One-Time Factors                                  0             (0.83)           (0.06)          (0.07)            (0.83)
                                            -------           -------          -------         -------           -------
   Excluding One-Time Factors               $  1.58           $  2.07          $  0.59         $  0.64           $  4.42

Pro forma Adjusted Diluted EPS              $  0.90           $  1.18          $  0.50         $  0.64           $  3.26


                                            1st Qtr           2nd Qtr           3rd Qtr          4th Qtr           Full Year
                                            -------           -------           -------          -------           ---------
1999
----

Reported Net Income (Mils.)                 $ 1,979           $ 2,338          $ 1,114         $ 1,806           $ 7,237

- Excluding Visteon (Mils.)                   1,774             2,058              959           1,711             6,502

Operating Income (Mils.)                      1,609             2,204            1,186           1,791             6,790
(Excl. One-Time Factors & Visteon)

Avg. Number of Diluted Shares of
  Common & Class B Stock (Mils.)
- Reported                                    1,237             1,237            1,231           1,229             1,233
- Adjusted for VEP                            2,162             2,162            2,152           2,149             2,155

Diluted EPS
-----------
Reported                                    $  1.60            $ 1.89          $  0.90         $  1.47           $  5.86

Visteon                                        0.17              0.23             0.12            0.08              0.60
                                            -------            ------          -------         -------           -------
   Excluding Visteon                        $  1.43            $ 1.66          $  0.78         $  1.39           $  5.26

One-Time Factors                               0.14             (0.11)           (0.17)          (0.06)            (0.23)
                                            -------            ------          -------         -------           -------
   Excluding One-Time Factors               $  1.29            $ 1.77          $  0.95         $  1.45           $  5.49

Pro forma Adjusted Diluted EPS              $  0.74            $ 1.01          $  0.54         $  0.83           $  3.14
- - - - -
*    Third Quarter average number of fully diluted shares outstanding,  weighted by one  month at 2,136  million  shares  and two  months  at 1,929  million shares.
**   Full year average number of fully diluted shares  outstanding,  based on an average of 2.136  billion  diluted  shares  for the 1st Qtr.  and 2nd Qtr.,
     1.998 billion  diluted  shares for the 3rd Qtr. and 1.895  billion  diluted shares for the 4th Qtr.
